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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



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Date of Report (Date of earliest event reported)  December 12, 1996


                        BRISTOL TECHNOLOGY SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                  0-21633             58-2235556
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   (State or other jurisdiction     (Commission        (I.R.S. Employer
        of incorporation)           File Number)      Identification No.)


             18201 Von Karman, Suite 305, Irvine, California 92612
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:    (714) 475-0800
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                                 Not Applicable
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         (Former name or former address, if changed since last report)

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ITEM 5 - OTHER EVENTS

         On December 12, 1996, the Company entered into an agreement (the "Agreement") with Automated Register Systems, Inc., a Washington corporation ("ARS"), and its shareholders to acquire ARS. The Agreement contemplates, subject to the satisfaction by ARS of certain conditions to closing, a forward subsidiary merger (the "Merger") of ARS into a newly-formed and wholly-owned subsidiary of the Company, Bristol Merger Corporation, in a tax-free reorganization. In connection with the Merger, the shareholders of ARS will exchange all of the outstanding capital stock of ARS for $1,025,023 in cash and $683,349 of non-registered, restricted Common Stock of the Company, the exact number of shares of which will be determined based upon the December 30, 1996 closing price of the Company's Common Stock. Subject, inter alia, to the completion of a due diligence investigation of ARS and the delivery by ARS of certain schedules, the Merger is set to close on December 31, 1996. The purchase price is subject to downward adjustment based upon ARS having (i) audited net worth at December 31, 1996 of at least $644,000 and (ii) audited pre-tax earnings $390,000 for the fiscal year ending December 31, 1996.

        ARS is a point-of-sale (POS) systems dealer for NCR, Panasonic, IBM and ICL Fujitsu equipment. It sells, installs, and services POS systems from these manufacturers at supermarkets, quick service food outlets, restaurants and other retail establishments. Through October 31, 1996, ARS had unaudited gross revenues of $3,700,000, pre-tax earnings of $388,000, net income of $385,000 and total assets of $1,531,000.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         99.1   Press Release dated December 16, 1996.






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                                   SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BRISTOL TECHNOLOGY SYSTEMS, INC.


                                        By: /s/ KELLY KAUFMAN
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                                           Kelly Kaufman, Vice President
                                           and Principal Financial Officer

December 20, 1996